UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 22, 2009
(Date of earliest event reported)

DCAP GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1158 Broadway, Hewlett, NY	11557
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 374-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Between June 22, 2009 and June 25, 2009, DCAP Group, Inc. (the “Company”) borrowed $500,000 and issued promissory notes in such aggregate principal amount (the “Notes”).  The Notes provide for interest at the rate of 12.625% per annum and are payable on the later of (i) July 10, 2011 or (ii) two years and ten days following the effective date on which Commercial Mutual Insurance Company (“CMIC”) is converted from an advance premium cooperative to a stock property and casualty insurance company, and the surplus notes of CMIC held by the Company are converted into a 100% equity interest in CMIC’s successor, Kingstone Insurance Company, but in no event later than October 11, 2009.  The Notes are prepayable by the Company without premium or penalty; provided, however, that, under any circumstances, the holders of the Notes are entitled to receive an aggregate of six months interest from the issue date of the Notes with respect to the amount prepaid.

A portion of the proceeds of the loans will be used to repay outstanding indebtedness of the Company that is due on July 10, 2009.

A limited liability company of which Barry B. Goldstein, the Company’s Chief Executive Officer and a principal stockholder and director of the Company, is a minority member purchased a Note in the principal amount of $120,000.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Form of Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCAP GROUP, INC.

June 25, 2009	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President